Exhibit 10.9

February 2, 2007

Greens Worldwide Incorporated

346 Woodland Church Road

Hertford, North Carolina 29744

Attn: William A. Conwell

Re: Waiver of Defaults under Securities Purchase Agreement

Dear Bill:

Reference is made to that certain Securities Purchase Agreement dated as of October 17, 2006 among Greens Worldwide Incorporated (the “Company), Shelter Island Opportunity Fund, LLC (“Shelter Island”) and Topwater Investment Management LLC (“Topwater” and together with Shelter Island, the “Purchasers”) (as at any time amended, the “Purchase Agreement”).

Purchasers hereby waive any and all defaults by the Company under the Purchase Agreement and any other certificate, agreement, document or other instrument relating to the Purchase Agreement (collectively, the “Related Agreements”) in existence on the date hereof. Except as otherwise provided in this letter, in no event shall such waiver be deemed to constitute a waiver of the Company’s obligation to comply with all of the terms and conditions of the Purchase Agreement and Related Agreements from and after the date hereof. Notwithstanding any prior terms of any contracts between the parties, any and all amounts due and payable under the Purchase Agreement and the Related Agreements shall be due on or before February 15, 2007.

This letter may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

[SIGNATURE PAGE TO FOLLOW]

February 2, 2006

Sincerely,

SHELTER ISLAND OPPORTUNITY FUND, LLC

By:	Shelter Island GP, LLC, [Manager]

	By:	/s/ Randall P. Stern
Randall P. Stern, President

TOPWATER INVESTMENT MANAGEMENT LLC

By:	/s/ Travis Taylor
Travis Taylor, [Manager]

SEEN AND AGREED:

GREENS WORLDWIDE INCORPORATED

By:	/s/ William A. Conwell
William A. Conwell, President and Chief Executive Officer